UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

  ____________

FORM 8-K

   ____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2007 (August 29, 2007)

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941)  741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gevity HR, Inc. (the “Company”), has revised its form of Change in Control Severance Agreement for senior executives to bring such agreement into compliance with the provisions of Section 409A of the Internal Revenue Code by delaying certain payments until a period that is six months and one day after the date of termination giving rise to the payment. As a result of these changes, on August 29, 2007, each of Erik Vonk and Clifford M. Sladnick entered into an amendment to their respective Change in Control Severance Agreements with the Company to bring such agreements into compliance with the provisions of Section 409A of the Internal Revenue Code. The foregoing description is qualified in its entirety by reference to the full text of the amendments. A copy of Amendment Number One to the Change in Control Severance Agreement between the Company and Erik Vonk is attached as Exhibit 99.1 hereto and incorporated herein by reference. A copy of Amendment Number One to the Change in Control Severance Agreement between the Company and Clifford M. Sladnick is attached as Exhibit 99.2 hereto and incorporated herein by reference.

On August 29, 2007, each of James Hardee and Garry Welsh entered into revised Change in Control Severance Agreements with the Company which increase to two years the period for which each is entitled to receive medical, dental, accident, disability and term life insurance benefits. The foregoing description is qualified in its entirety by reference to the full text of the revised agreements. A copy of the revised Change in Control Severance Agreement between the Company and James Hardee is attached as Exhibit 99.3 hereto and incorporated herein by reference. A copy of the revised Change in Control Control Severance Agreement between the Company and Garry Welsh is attached as Exhibit 99.4 hereto and incorporated herein by reference.

On August 29, 2007, the Company and Paul Benz entered into a Change in Control Severance Agreement in the form customarily used by the Company for other senior executives. The agreement provides for certain payments in the event Mr. Benz is employed by the Company at the time of a Change in Control (as defined in such agreement) and his employment is terminated within two years after the change of control for a reason other than for Cause (as defined in such agreement) or by him for Good Reason (as defined in such agreement). In such event, the agreement provides for a lump sum payment equal to the sum of (i) two times the amount of his highest annual rate of base salary during the one year period prior to his termination plus (ii) two times an amount equal to the greater of his target annual bonus for the year in which the termination occurs or his average annual bonus earned in the three years prior to termination. Additionally, Mr. Benz will receive a lump sum payment equal to the greater of his target annual incentive bonus for the year in which the termination occurs or his average annual incentive bonus earned in the three years prior to the termination multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year through the Date of Termination (as defined in such agreement) and the denominator of which is 365, less any annual incentive bonus amounts paid to him during the fiscal year in which the termination occurs. Mr. Benz is also entitled to receive for a period of two years medical, dental, accident, disability and term life insurance benefits upon substantially the same terms and conditions as existed immediately prior to the Date of Termination. In most instances of a Change in Control, the options to purchase common stock of the Company and the shares of restricted common stock held by him at the time of the Change of Control would fully vest at that time. The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 99.5 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit

Number	Description
99.1	Amendment Number One to the Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and Erik Vonk.
99.2	Amendment Number One to the Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and Clifford M. Sladnick.
99.3	Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and James Hardee.
99.4	Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and Garry Welsh.
99.5	Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and Paul E. Benz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC.
(Registrant)

Dated: August 31, 2007	By:	/s/ Edwin E. Hightower, Jr.
	Name:	Edwin E. Hightower, Jr.
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit

Number	Description
99.1	Amendment Number One to the Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and Erik Vonk.
99.2	Amendment Number One to the Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and Clifford M. Sladnick.
99.3	Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and James Hardee.
99.4	Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and Garry Welsh.
99.5	Change in Control Severance Agreement executed on August 29, 2007 between Gevity HR, Inc. and Paul E. Benz.